UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 - Entry into a Material Definitive Agreement.

On March 15, 2019, Enlight Group II, LLC (“Enlight”), a wholly owned subsidiary of AMMO, Inc. (the “Company”), completed its acquisition of 100% of the assets of Jagemann Stamping Company’s (“JSC”) ammunition casing, projectile manufacturing and sales operations (“Jagemann Munition Components” or “JMC”) pursuant to the terms of the Amended and Restated Asset Purchase Agreement (“Amended APA”) dated March 14, 2019, a copy of which was filed with the Securities and Exchange Commission on March 18, 2019, and is incorporated herein by reference. In accordance with the terms of the Amended APA, Enlight paid to JSC a combination of $7,000,000 in cash, $10,400,000 delivered in the form of a Promissory Note (“Seller Note”), and 4,750,000 shares of the Company’s common stock. Pursuant to the Amended APA, Enlight acquired JSC’s munition and casing division assets (including equipment and intellectual property), and continued the operations at JSC’s Wisconsin facilities.

On June 26, 2020, the Company, Enlight and JSC entered into a Settlement Agreement pursuant to which the parties mutually agreed to settle all disputes and mutually release each other from liabilities related to the Amended APA occurring prior to June 26, 2020 (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company shall pay JSC $1,269,977 and shall provide JSC with: (i) two new promissory notes, a note of $5,803,800 related to the Seller Note and note of $2,635,797 for inventory and services, both with a maturity date of August 15, 2021 (“Notes”), (ii) general business security agreements granting JSC a security interest in all personal property of the Company. Pursuant to the Notes, the Company is obligated to make monthly payments totaling $204,295 to JSC. In addition, the Notes have a mandatory prepayment provision that comes into effect if the Company conducts a publicly registered offering (an “Offering”). Pursuant to such provision, the Company: (a) upon the closing of an Offering of less than $10,000,000 would be obligated to pay the lesser of ninety percent (90%) of the Offering proceeds or seventy (70%) of the then aggregate outstanding balance of the Notes; and (b) upon the closing of an Offering of more than $10,000,000 would be obligated to pay one hundred percent (100%) of the then aggregate outstanding balance of the Notes. The Company was granted an option to repurchase up to 1,000,000 of the shares of the Company’s common stock issued to JSC under the Amended APA at a price of $1.50 per share through April 1, 2021 so long as there are no defaults under the Settlement Agreement.

The foregoing summary of the Settlement Agreement and ancillary agreements is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement and ancillary agreements, a copy of which shall filed as exhibits to our Form 10-K for the year ended March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: July 2, 2020	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer